Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Provention Bio, Inc. on Form S-8 to be filed on or about February 24, 2022 of our report dated February 24, 2022, on our audits of the consolidated financial statements as of December 31, 2021 and 2020 and for each of the years in the three-year period ended December 31, 2021, which report was included in the Annual Report on Form 10-K filed February 24, 2022.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Iselin, New Jersey
February 24, 2022